EXHIBIT 10.3
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-5932), on Form S-8 (File No. 339-6172), on Form S-8 (File No. 339-6066), on Form S-8 (File No. 335-0900) and on Form S-8 (File No. 333-68700) pertaining to the Orthofix International N.V. Staff Share Option Plan and the Orthofix International N.V. Executive Share Option Plan of our report dated 7 June 2002, with respect to the consolidated financial statements and schedules of Inter Medical Supplies Limited (which statements are not presented separately herein) in the Annual Report on Form 20-F for the year ended December 31, 2001.


/s/ ERNST & YOUNG
21 June 2002
Ernst & Young
Nicosia, Cyprus